GROGENESIS, INC.

101 S. Reid Street, Suite 307

Sioux Falls, SD 57103

February 27, 2017

[SHAREHOLDER NAME AND ADDRESS]

Re:

GroGenesis, Inc. Warrant Terms Reset Offer

Dear ____________:

Thank you for participating in our company’s recent unit private placement offering comprising one share of common stock and one warrant for one share of common stock at a unit price of $0.10 which was completed on July 18, 2016 (the “$0.10 PP”).  We are grateful to have supporters like yourself at this early stage of our company as we begin to launch our flagship product, AgraBurst PROTM.

We are pleased to offer to you the opportunity to reprice all of the Common Stock Purchase Warrants (“Warrants”) acquired by you under the $0.10 PP.  As you know, we have just authorized a new unit private placement in order to raise additional funds to continue the launch of our products and for general working capital.  While the price of this new unit private placement is the same at $0.10 per unit, the terms are different with one share of common stock and two warrants, each for one share of common stock (the “New PP”). The New PP financing documents are attached hereto as Exhibit A (the “New PP Agreements”).  In addition, the warrants are exercisable for three years and have a strike price of $0.15.

In consideration for your participation in the New PP, we hereby offer you the following modifications to your $0.10 PP:

•

Change the exercise term of the Warrants from the date of your investment to three years;

•

Reduce the exercise price of the Warrants from $0.20 to $0.15; and

•

Add an additional warrant for one share of common stock with the foregoing terms.

We covenant that, upon acceptance of this offer and your participation in the New PP, the modified Warrants and new warrant will be issued and delivered to you within 10 business days of the date of closing of the New PP.  To accept this offer, you must counter execute this letter agreement and return the fully executed agreement to us via email at rdk@GroGenesis.com (with a copy to Greenberg Traurig LLP, attn.: Mark Lee, at leema@gtlaw.com or via fax at (916) 448-1709).  If you execute and return this letter and the executed New PP Agreements within 3 business days after the date first reference above, this shall be deemed to be your formal notice to participate in the New PP. If you do not execute and return this letter within 3 business days after the date first reference above, you will have been deemed to have elected to not participate in the New PP.

Please do not hesitate to call me if you have any questions.

Yours truly,

GROGENESIS, INC.

Per:  __________________________

Richard Kamolvathin, CEO

Agreed this _____ day of ____________, 2017:

__________________________________

Signature

Name: ____________________________

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